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                                                                  EXHIBIT 10.13b



         SELECTIVE INSURANCE STOCK OPTION PLAN II


I.       PURPOSE

This Selective Insurance Stock Option Plan II (the "Plan") is intended to encourage employees of Selective Insurance Group, Inc. (the "Company") and its subsidiaries to own stock in the Company and to provide incentive to further the success of the Company.

II.      SHARES SUBJECT TO THE PLAN

There will be reserved for issuance upon the exercise of Options granted under the Plan 4,200,000 shares of the Company"s Common Stock which may be unissued or reacquired shares. If any option granted expires or terminates for any reason without having been exercised in full, the unpurchased shares shall again become available for the purposes of the Plan.

III.     ADMINISTRATION

The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall consist of two (2) or more directors of the Company, all of whom shall be both "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "Outside Directors" as defined for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the Plan, the Committee shall have the exclusive authority to select the terms and conditions of Option Agreements (as hereinafter defined) and whether an option will be granted to an employee as a stock option which qualifies as an incentive Stock Option under Section 422 of the Code (hereinafter referred to as a "Qualified Option") or a Stock Option which does not qualify under the Code (hereinafter referred to as a "Non-Qualified Option"). The Committee shall determine the number of shares of Common Stock to be acquired by the exercise of Qualified Options and Non-Qualified Options, the term during which the Qualified Options and Non-Qualified Options may be exercised and the application or withdrawal of any restrictions which may be deemed appropriate in its discretion. (Qualified Options and Non-Qualified Options are sometimes collectively hereinafter referred to as "Options" or "Stock Options.")

IV.      ELIGIBLE PARTICIPANTS

All employees of the Company and its subsidiaries shall be eligible to participate in the Plan. No member of the Committee shall be eligible to participate in this Plan. The Committee shall:

         (a) determine the employees of the Company and its subsidiaries to whom Qualified Options and Non-Qualified Options may be granted; and

         (b) grant Options, from time to time, to such eligible participants as it may select.

   V.    TERMS AND CONDITIONS OF OPTIONS

Qualified Options and Non-Qualified Options shall be in such form and on such terms and conditions as the Committee shall, from time to time, approve subject to the following terms and conditions:

         (a) The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which Qualified Options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. To the extent permitted by the Code, Qualified Options granted in excess of such amount may be deemed or amended to be Non-Qualified Options.

         (b) The option price per share shall not be less than its fair market value on the date of such grant.

         (c) The term of the option shall not be more than ten (10) years from the date such option is granted.

         (d) Qualified Options shall not be transferable, and Non-Qualified Options shall not be transferable unless expressly authorized by the Committee in accordance with the provisions of Section V(e) of the Plan, except by will or by

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the laws of descent and distribution, and during the lifetime of the person to whom an Option is granted he/she alone may exercise it.

         (e) Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, authorize all or any portion of Non-Qualified Options granted or to be granted to any participant under the Plan to be on terms which permit the transfer thereof by such participant to any (i) spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any other family member of such participant to whom the Corporation may lawfully offer and sell Common Stock from time to time pursuant to the exercise of Non-Qualified Options by the use of a Registration Statement on Form S-3 or Form S-8 under the Securities Act of 1933, as amended, (collectively, "Immediate Family Members"), (ii) any trust or trusts for the exclusive benefit of any Immediate Family Members, and/or (iii) any entity or entities owned solely by any Immediate Family Members, provided that
(x) there may be no consideration for any such transfer, (y) the stock option agreement or amendment to the stock option agreement pursuant to which such transferable options are granted or are otherwise made transferable must be approved by the Committee and provide for such transferability only in a manner consistent with the provisions of the Plan, and (z) subsequent transfers of transferred Non-Qualified Options shall be prohibited except in accordance with
Section V(d) of the Plan. The Committee may in its discretion, impose as a condition of transferability of any Non-Qualified Options such additional restrictions and limitations on such Non-Qualified Options and shares of Common Stock acquired pursuant to the exercise thereof, including, without limitation, restrictions or limitations on the resale of such shares of Common Stock, as the Committee shall deem appropriate. Following the transfer of any Non-Qualified Options, the transferred Non-Qualified Options, shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer together with any such additional restrictions and limitations as shall be imposed by the Committee, and the provisions of the Plan shall continue to apply to such transferred Non-Qualified Options.

         (f) No Qualified Option shall be granted to an employee who, at the time the option is granted, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the employer. This stock ownership limitation will not apply if the option price is at least 110 percent of the fair market value (at the time the option is granted) of the stock subject to the option and the option by its terms is not exercisable more than five (5) years from the date it is granted.

         (g) Options to purchase no more than 40,000 shares of Common Stock may be granted (together with related Stock Appreciation Rights under Article XIII hereof) to any eligible participant during any twelve-month period during the term of the Plan.

VI.      GRANTS OF COMMON STOCK

The Committee may, in its discretion, at any time or from time to time, make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to eligible participants in the Plan in addition to or in substitution for Options and/or SARs granted hereunder. The right to receive no more than 40,000 shares of Common Stock shall be granted to any participant in the Plan during any twelve-month period during the term of the Plan. Each such grant to an executive officer of the Company shall be expressly subject to the attainment of one or more performance-related objectives based on return on equity, per share earnings, reduction of costs, increase in premiums written or earned, total return to stockholders, combined ratio or loss and loss expense ratio of the Company, or a subsidiary or subsidiaries of the Company, as shall be determined by the Committee at or prior to the date of grant and set forth in an award agreement.

For purposes of this section, the executive officers of the Company shall include each person who is an "executive officer" of the Company, as defined in Rule 3b-7 under the Securities Exchange Act of 1934 and shall, in any event, include each person who is a "Covered Employee" for the purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended.

Each such grant also shall be subject to such vesting period or other terms, conditions, restrictions and limitations as shall be determined by the Committee in its discretion and set forth in an award agreement. The number of shares of Common Stock available for such grants shall be included in the total number of shares of Common Stock reserved for issuance under the Plan, and the number of shares of Common Stock awarded pursuant to such grants shall reduce the number of shares of Common Stock available for the purposes of the Plan as set forth in
Section II hereof, provided that any such shares of Common Stock that shall be forfeited because of the failure of any condition or restriction of an award shall again be available for the purposes of the Plan. Notwithstanding the terms and conditions set forth in an award agreement, the Committee, in its discretion, may accelerate the time at which any award may vest due to a change in circumstances, including but not limited to death, disability, retirement, financial hardship, or change in control of the Company. In case the number of outstanding shares of Common Stock of the Company is changed as a result of a stock dividend, stock split or other readjustments or if the outstanding shares of Common Stock shall be exchanged for securities of the Company or another Company by reason of any merger, consolidation or other similar corporate change, the Committee shall make an appropriate adjustment in the number of shares subject to each then outstanding grant of Common Stock. No award agreement shall impose any obligation on the Company to continue to employ any employee.


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VII.     TERMINATION OF EMPLOYMENT

If an employee shall cease to be employed by the Company for any reason other than disability or death, then any outstanding Qualified Option granted to such employee shall terminate three (3) months after the date of termination of employment, and any outstanding Non-Qualified Option granted to such employee shall terminate twelve (12) months after the date of termination.

VIII.    DISABILITY

If an employee shall cease to be employed by the Company as a result of disability, then any Options that are exercisable by the employee at the time employment ceases may be exercised within twelve (12) months after the date that such employee's employment ceases.

IX.      DEATH

If an employee's death occurs while employed by the Company, his/her estate, representative or beneficiary shall have the right to exercise those Options granted to the employee which were exercisable by him/her at the time of his/her death at any time within twelve (12) months after the date of his/her death.

X.       CHANGES IN CAPITAL STOCK

In case the number of outstanding shares of Common Stock of the Company is changed as a result of a stock dividend, stock split or other readjustments or if the outstanding shares of Common Stock of the Company shall be exchanged for securities of the Company or another company by reason of any merger, consolidation or other similar corporate change, the Committee shall make an appropriate adjustment in the aggregate number of shares which may be subject to Stock Options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

XI.      EXERCISE OF OPTIONS

An employee electing to exercise an option shall give written notice to the Company of such election and the number of shares of Common Stock that he/she has elected to acquire. An employee will have no rights of a stockholder with respect to shares of Common Stock to be acquired upon the exercise of an option until the issuance to him/her of said shares.

XII.     OPTION AGREEMENTS

Agreements granting Options under the Plan ("Option Agreements") shall be in writing duly executed and delivered by or on behalf of the Company and the optionee and shall contain such terms and conditions as the Committee deems advisable. If there is any conflict between the terms and conditions of any Option Agreements and of the Plan, the terms and conditions of the Plan shall control. Option Agreements shall clearly specify whether Options granted pursuant to the Plan are either Qualified Options or Non-Qualified Options.

XIII.    PAYMENT

The option price shall be payable upon the exercise of the option and shall be paid in cash or in shares of Common Stock of the Company. If shares of Common Stock are tendered as payment of the option price, the value of any such stock shall be the fair market value per share of Common Stock as of the date of exercise.

XIV.     STOCK APPRECIATION RIGHTS

A Stock Appreciation Right ("SAR") may be granted in conjunction with any Qualified Option or any Non-Qualified Option under the Plan. If an SAR is exercised, the employee shall surrender the related Qualified Option or Non-Qualified Option or portion thereof.

The SAR shall be subject to the same terms and conditions as the Qualified Option or Non-Qualified Option in connection with which the SAR was granted. Upon exercise of the SAR, the employee will receive payment of the amount determined by subtracting the option exercise price per share of Common Stock from the fair market value per share of Common Stock on the exercise date and multiplying this amount by the number of SARs being exercised. Payment of the amount determined above shall be made in stock, cash or partly in stock and partly in cash as the Committee shall determine in its absolute discretion at the time of exercise. The number of SARs granted an employee will be determined by the Committee in its sole discretion, subject to the limitations set forth in
Article V, Section (f) of the Plan.

XV.      TERM OF PLAN

The Plan shall terminate ten (10) years after the effective date of the Plan, and no option shall be granted pursuant to the Plan after termination of the Plan.


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XVI.     CONTINUANCE OF EMPLOYMENT

Neither the Plan nor any Option Agreements shall impose any obligation on the Company to continue to employ any employee.

XVII.    EFFECTIVE DATE

The Plan shall become effective as of September 1, 1992, subject to the approval no later than September 1, 1993, by the holders of a majority of the outstanding shares of Common Stock represented at a duly held meeting of stockholders.

XVIII.   AMENDMENTS

This Plan may be amended by recommendation of the Committee and approval of the Board of Directors to the extent permitted by law. In no event shall the Committee amend the Plan to: (a) change the purchase price of the stock, (b) extend any option date, or (c) extend the termination date of the Plan.


Plan as Amended January 31, 2000


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